Exhibit 10.15

Translation

Short-Term Loan Contract

from Development Fund for Key Industries of Laifeng Country

No. LCHTZ[2013]

THIS Contract (“Contract”) is made by the Parties listed hereunder:

Lender: Laifeng Country Finance Bureau (hereinafter referred to as “Party A”)

Borrower: Laifeng Anpulo (Group) Food Development Co., Ltd., (hereinafter referred to as “Party B”)

Article 1

Pursuant to the Implementing Rules for Administration of Use of Key Industries Development Fund for Socioeconomic Development Experimental Region of the Solitary Minority of Wuling Mountain, Party A intends to lend the short-term loan amount to RMB 10,000,000.00 to Party B for the use of working capital.

Article 2

Party B shall comply with the Implementing Rules for Administration of Use of Key Industries Development Fund for Socioeconomic Development Experimental Region of the Solitary Minority of Wuling Mountain(ZZF[2013]No.3) and the Development Plan of Key Industries in Laifeng Country of Socioeconomic Development Experimental Region of the Solitary Minority of Wuling Mountain of Hubei Province(From the Year 2013 to 2015) issued by Party A. Under the direction of the scientific concept of development, relying on superiority in resources, Party B shall insist on the conception of people oriented and adhere to the strategy of sustainable development. Supported by the investment of industry funds, to survive through high quality, to develop through good efficiency, Party B shall promote industrial restructuring, extend and deepen the product processing, pay attention to both quality and benefit equally and realize the better and faster regional agriculture with distinguishing features.

Article 3

The term of the loan shall be from October 2013 to October 2014, Party B shall repay the loan at maturity.

Article 4

Party A may inspect and supervise the use of the proceeds of the loan, and may learn the financial and operation status of Party B, and Party B shall provide the relevant true materials as stated to Party A.

Article 5

The loan hereunder shall be secured by the machineries and equipments owned by Party B, the value of which is equal to the amount of the loan hereunder. Party B shall provide the relevant title documents of collateral to Party A.

Party B undertakes that in the event that it fails to fully repay the loan at maturity, Party A may dispose the collateral unilaterally.

Article 6

This Contract is made in duplicate and each party holds one copy. This Contract will come into force upon signature and seal by both parties.

Appendix
List of the collateral

Borrower (Official seal): Laifeng Anpulo (Group) Food Development Co., Ltd. (seal)	Lender (Official seal): Laifeng Country Finance Bureau (seal)
Main responsible person (signature). authorized representative (signature).	Main responsible person (signature). authorized representative: (signature).

October 17, 2013